SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 24, 2003

Lexington Precision Corporation (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-3252 (Commission File Number)	22-1830121 (I.R.S. Employer Identification No.)
767 Third Avenue, New York, NY (Address of principal executive offices)	10017 (Zip Code)

Registrant’s telephone number, including area code (212) 319-4657

(Former name or former address, if changed since last report)

Item 5.      Other Events

        On February 24, 2003, Lexington Precision Corporation issued a press release announcing the extension of an exchange offer with respect to its 12¾% Senior Subordinated Notes due February 1, 2000, from February 24, 2003, to 12 midnight, New York City Time, on February 28, 2003, unless further extended. Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of the press release announcing the extension of the exchange offer.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits
	Exhibit 99.1	Press release dated February 24, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 24, 2003	LEXINGTON PRECISION CORPORATION
		By:	/s/ Michael A. Lubin Michael A. Lubin Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Exhibit Name	Location
99.1	Press release dated February 24, 2003	Filed herewith